UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018 (June 7, 2018)

SIRIUS XM HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
 Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 7, 2018, our subsidiary, Sirius XM Radio Inc., entered into an agreement with SoundExchange, Inc., the organization that collects and distributes sound recording royalties pursuant to our statutory license, to settle the cases titled SoundExchange, Inc. v. Sirius XM Radio, Inc., No.13-cv-1290-RJL (D.D.C.), and SoundExchange, Inc. v. Sirius XM Radio, Inc., No.17-cv-02666-RJL (D.D.C.). A description of these actions is contained in our prior public filings. In connection with the settlement, we have agreed to pay SoundExchange a one-time lump sum payment of $150 million on or before July 7, 2018.

The settlement resolves all outstanding claims, including ongoing audits, under our statutory license for sound recordings for the period January 1, 2007 through December 31, 2017, and SoundExchange will dismiss these lawsuits with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: June 11, 2018